                                                                   EXHIBIT 10.11

                         EXECUTIVE SEVERANCE AGREEMENT,


                           DATED AS OF MAY 27, 1994,


                                    BETWEEN


                        LYONDELL PETROCHEMICAL COMPANY,


                  A DELAWARE CORPORATION (THE "COMPANY"), AND


                      ______________________ ("EXECUTIVE")

                               TABLE OF CONTENTS
                               -----------------


                                                               PAGE
                                                               ----
Section 1.       Stock Options and Performance Units.........   1
     (a)         Stock Options...............................   1
     (b)         Performance Units...........................   2

Section 2.       Termination Following Change in Control.....   3
     (a)         Termination Upon Change in Control..........   3
     (b)         Change in Control...........................   4

Section 3.       Rights and Benefits upon Termination........   7
     (a)         Salary and Other Payment at Termination.....   8
     (b)         Prorated Targeted Bonus.....................   8
     (c)         Crediting of Additional Pension Benefit.....   8
     (d)         Stock Options...............................   9
     (e)         Executive Deferral Plan.....................   9
     (f)         Insurance and Other Benefits................  10
     (g)         Financial Counseling........................  11
     (h)         Outplacement................................  11
     (i)         No Duty to Mitigate.........................  11

Section 4.       Other Benefit Plans.........................  11

Section 5.       Payment Obligations Absolute................  12

Section 6.       Combined Gross-up Payment; Tax Defense......  12
     (a)         Combined Gross-up Payment...................  12
     (b)         Tax Defense.................................  12

Section 7.       Conditions to the Obligations
                   of the Company............................  13

Section 8.       Confidentiality; Cooperation; Consultancy...  13
     (a)         Cooperation.................................  13
     (b)         Consultation................................  14
     (c)         Release of Liability........................  14

Section 9.       Term of Agreement...........................  14

Section 10.      Arbitration.................................  15
     (a)         Arbitrable Matters..........................  15
     (b)         Submission to Arbitration...................  15

                                      (i)

     (c)         Arbitration Procedures......................  16
     (d)         Compliance with Decisions...................  16
     (e)         Costs and Expenses..........................  17

Section 11.      Notices.....................................  17

Section 12.      Miscellaneous...............................  17
     (a)         Assignment..................................  17
     (b)         Construction of Agreement...................  18
     (c)         Amendment...................................  18
     (d)         Waiver......................................  18
     (e)         Severability................................  18
     (f)         Successors..................................  18
     (g)         Taxes.......................................  18
     (h)         Governing Law...............................  19
     (i)         Entire Agreement............................  19

                                     (ii)

                         EXECUTIVE SEVERANCE AGREEMENT


     THIS EXECUTIVE SEVERANCE AGREEMENT, is made and entered into this 27th day of May, 1994, by and between LYONDELL PETROCHEMICAL COMPANY, a Delaware corporation (hereinafter referred to as "Company"), and ________________________________, an individual (hereinafter referred to as "Executive").

                             W I T N E S S E T H :

     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has authorized the Company to enter into a severance agreement in the form hereof with Executive;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that, in the event the Company becomes subject to any proposed or threatened change in control, it is imperative that the Company and the Board be able to rely upon Executive to continue in Executive's position, and that the Company be able to receive and rely upon Executive's advice, if requested, as to the best interests of the Company and its stockholders without concern that Executive might be distracted by the personal uncertainties and risks created by such a proposal or threat;

     WHEREAS, in the event the Company receives any such proposal or threat, Executive may, in addition to Executive's regular duties, be called upon to assist in the assessment of such matters, advise management and the Board as to whether such proposals or other matters would be in the best interests of the Company and its stockholders, and to take such other actions as the Board might determine to be appropriate;

     NOW, THEREFORE, to assure the Company that it will have the continued dedication of Executive and the availability of Executive's advice and counsel notwithstanding the possibility, threat or occurrence of an effort to take over control of the Company, and to induce Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and Executive agree as follows:

     SECTION 1.  STOCK OPTIONS AND PERFORMANCE UNITS.
                 -----------------------------------

          (a) Stock Options.  If a Change in Control occurs while Executive is
              -------------
     employed by the Company or any subsidiary thereof, then with respect to any stock options granted to Executive under the Company's Executive Long-Term Incentive Plan (the "Stock Option Plan"), notwithstanding any provision of the Stock Option Plan or Executive's associated stock option agreement, if any, to the contrary, all non-vested options shall become 100% vested and fully exercisable as of the last business day immediately preceding the Change in Control. For purposes of this Agreement, all references herein to stock options shall also include all associated dividend share credits granted under the Stock Option Plan with respect to such options.

          In the further event that there is a "Cessation of Active Market" for the Company's common stock coincident with or within three (3) years following a Change in Control, then notwithstanding any provision of the Stock Option Plan or Executive's associated stock option agreement, if any, to the contrary, with respect to any stock options which Executive has elected not to exercise, Company shall pay to Executive a cash lump-sum payment equal to the "Black-Scholes Value" for all of his unexercised stock options within forty-five (45) calendar days from the date that there is a Cessation of Active Market; provided, however, payment of such amount shall
                                 --------  -------
     be delayed by the Company for a period of up to six (6) months to the extent that payment at an earlier date could subject Executive to liability for short swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

          For purposes of this Section, a "Cessation of Active Market" shall be deemed to have occurred if the Company's common stock ceases to meet the requirements for listing on the New York Stock Exchange or any other established securities market or system on which it is listed.

          For purposes of this Section, "Black-Scholes Value" shall mean the value of the stock options, as calculated by Hewitt Associates, L.L.C., or any other compensation consultant that is mutually agreeable to the parties (the "Compensation Consultant") using the Black-Scholes method of valuation, determined as if the valuation was based on the average closing price of the Company's common stock for the period of thirty (30) trading days ending on the day immediately preceding the date of Cessation of Active Market. Such valuation also shall take into consideration the remaining term of each stock option. In preparing such valuation, the Compensation Consultant in its good faith discretion shall be responsible for designating reasonable and customary parameters for the Black-Scholes method. Company shall deliver to Executive the determination of the Black-Scholes Value of his stock options with the payment therefor.

          (b) Performance Units.  Upon a Change in Control on or prior to March
              -----------------
     6, 1995 which occurs while Executive is employed by the Company (which for this purpose also shall include LCR (as defined in Section 2(c)) and any subsidiary of the Company or LCR), the number of performance units granted under the Stock Option Plan, if any, and held by Executive as of the Change in Control shall be multiplied by a fraction, the numerator of which is the number of months in the performance cycle that have elapsed as of the Change in Control (including any fraction of a month) and the denominator of which is the number of months in the entire performance cycle ending March 6, 1995 (including any fraction of a month). The product computed in accordance with the preceding sentence shall be deemed the number of performance units held by Executive as of the Change in Control notwithstanding any contrary provision of the Stock Option Plan and any grant of a larger number of performance units to Executive and, moreover, any performance units held by Executive in excess of this product shall be deemed to be void. For purposes of computing the value of performance units deemed held by Executive as of the Change in Control, the ranking of competitor companies, the level of payout (0, 1x or 2x) and the fair market value of the Company's common stock shall be determined, in accordance with the terms of the performance unit, as of the Change in Control. A cash lump-sum payment for the value of Executive's performance units, computed in accordance with the preceding sentence as of the Change in Control, shall be made by Company to Executive as of the earlier of (i) the last day of the Executive's employment with the Company or any of its subsidiaries or (ii) March 6, 1995.

          (c) Any long-term incentive compensation program, including subsequent awards of performance units, that may exist or that may be adopted in the future, shall follow the intent of this Agreement as described under Sections 1(a) and 1(b) hereof with respect to the complete vesting and payout of a pro rata share of awards effective with a Change in Control.

          (d) Capitalized terms not defined in this Section are defined in
     Section 2(c) of this Agreement.

     SECTION 2.  TERMINATION FOLLOWING CHANGE IN CONTROL.
                 ---------------------------------------

          (a) Termination Upon Change in Control.  The Company will provide or
              ----------------------------------
     cause to be provided to Executive the rights and benefits described in
     Section 3 of this Agreement in the event that Executive's employment by the Company (which for this purpose also shall include LCR and any subsidiary of the Company or LCR) is terminated at any time within three (3) years following a Change in Control (as defined in Section 2(b)): (1) by the Company for reasons other than (A) "Cause" (as defined in Section 7), (B) Executive's death or permanent disability or (C) Executive's retirement upon reaching age 65 ("Normal Retirement Date"), or (2) by Executive within ninety (90) days following the occurrence of any of the following events without Executive's written consent which events shall constitute "Constructive Termination for Good Reason":

          (i) the assignment of Executive to any duties or responsibilities that are inconsistent with Executive's position, offices, duties, responsibilities or status immediately preceding such Change in Control, or a change in Executive's reporting responsibilities or titles in effect at such time resulting in a reduction of Executive's responsibilities or position at the Company;

          (ii) the reduction of Executive's annual salary (including any deferred portions thereof) or Targeted Bonus, or a material reduction in the level of benefits or supplemental compensation provided to Executive; or

          (iii) the actual transfer, or the proposed transfer, as evidenced in a written communication from Company to Executive, of Executive to another location other than the location at which he was primarily employed immediately preceding the Change in Control, unless such new location is a major operating unit or facility of the Company that is located within 50 miles of Executive's primary location as of the date immediately preceding such Change in Control; provided, however, (1)
                                                        --------  -------
     Executive, within thirty (30) days from the date that he is given written notice by the Company of such actual or proposed transfer, shall provide the Board with written notice that such transfer shall constitute a Constructive Termination for Good Reason hereunder, (2) Company within twenty (20) days of receipt of such notice by the Board shall fail to provide Executive with written notice rescinding such actual or proposed transfer and (3) if the transfer is not rescinded by the Company, Executive must terminate his employment due to Constructive Termination for Good Reason within forty (40) days following expiration of the 20-day period referred to in the preceding clause so that in any event Executive shall have terminated his employment with the Company within 90 days after Executive first receives written notice from the Company of such actual or proposed transfer.

          (b) Change in Control.  For purposes of this Agreement, a "Change in
              -----------------
     Control" shall be deemed to have occurred as of the date that one or more of the following occurs:

          (i) Individuals who, as of the date hereof, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however,
                                                            --------  -------
     that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board; provided,
                                                                      --------
     further, that in the event ARCO at any time determines to achieve minority
     -------
     representation on the Company's Board of Directors approximately equal to its then ownership percentage of the Company's common stock, its implementation of such determination through the election of ARCO employees as directors of the Company shall not be deemed to be a Change in Control and such ARCO employees shall constitute Incumbent Directors;

          (ii) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate eighty percent (80%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Entity") (or of its ultimate parent corporation or other entity, if any), and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company;

          (iii) Any Person except for ARCO shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate more than twenty percent (20%) of either (A) the then outstanding shares of common stock of the Company ("Common Shares") or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company;

     provided, however, that notwithstanding the foregoing, a "Change of
     --------  -------
     Control" shall not be deemed to have occurred for purposes of this Subsection (iii):

          (1) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (a) the proportionate number of Common Shares beneficially owned by any Person to more than twenty percent (20%) of the Common Shares then outstanding, or
               (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than twenty percent (20%) of the Combined Voting Power of all then outstanding Voting Securities; or

          (2) Solely as a result of an acquisition of securities directly from the Company except for any conversion of a security that was not acquired directly from the Company,

     provided, further, that if any Person referred to in paragraph (1) or (2)
     --------  -------
     of this Subsection (iii) shall thereafter become the beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this Subsection (iii); or

          (iv) ARCO shall become the owner, directly or indirectly, of securities of the Company representing in the aggregate more than fifty percent (50%) of either (i) the then outstanding Common Shares or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company except as the result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (x) the proportionate number of Common Shares beneficially owned by ARCO to more than fifty percent (50%) of the Common Shares then outstanding, or (y) the proportionate voting power represented by the Voting Securities beneficially owned by ARCO to more than fifty percent (50%) of the Combined Voting Power of all then outstanding Voting Securities; provided, however, that if thereafter ARCO becomes the
                 --------  -------
     beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction) the exception provided above shall no longer apply;

     provided, further, that for purposes of this Subsection (iv), neither
     --------  -------
     record ownership of common stock of the Company by the Trustee for ARCO's 401(a) qualified plans nor beneficial ownership of common stock of the Company by any of ARCO's directors for their personal account shall be deemed to constitute "indirect" ownership of common stock of the Company by ARCO; provided, further, that notwithstanding any contrary provision of
           --------  -------
     this Agreement, no Change in Control shall be deemed to have occurred pursuant to this Subsection (iv) if as a result of an inadvertent act ARCO becomes the owner, directly or indirectly, of additional Common Shares or Voting Securities and such securities are sold or otherwise disposed of by ARCO within 30 days after ARCO discovers, or is notified by the Company as to, the potential Change of Control resulting from such ownership, so that, as a result of such subsequent sale or other disposition by ARCO, no Change in Control would otherwise be deemed to have occurred pursuant to the terms (excluding this proviso) of this Subsection (iv).

     Notwithstanding any of the foregoing, no Change in Control shall be deemed to have occurred as a result solely of (i) the registration by ARCO of the Exchangeable Notes pursuant to the Registration Statement, (ii) the issuance and sale by ARCO of the Exchangeable Notes to the underwriters in accordance with the Registration Statement, or (iii) prior to the maturity of the Exchangeable Notes, purchases and sales of the Exchangeable Notes.

          (c)  For purposes of this Agreement:

     (i) "Affiliate" shall mean, as to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

     (ii) "ARCO" shall mean Atlantic Richfield Company and any of its Affiliates, excluding the Company.

     (iii) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

     (iv) "Exchangeable Notes" shall mean the debt securities exchangeable upon maturity, at ARCO's option, into shares of the Company's common stock or cash, as such debt securities are described in the Registration Statement.

     (v) "LCR" shall mean LYONDELL-CITGO Refining Company Ltd., a Limited Liability Company organized under the laws of the State of Texas.

     (vi) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided,
                                                                    --------
     however, that Person shall not include the Company or LCR, any of their
     -------
     subsidiaries, any employee benefit plan of the Company or LCR or any of their majority-owned subsidiaries or any entity organized, appointed or established by the Company, LCR or such subsidiaries for or pursuant to the terms of any such plan.

     (vii) "Registration Statement" shall mean ARCO's registration statement on Form S-3 (Registration No. 33-53481) with respect to the Exchangeable Notes.

     (viii) "Targeted Bonus" shall mean an amount equal to the difference between (1) the sixtieth (60th) percentile of total cash compensation and
     (2) the sixtieth (60th) percentile of annual base compensation for the Executive's position as determined by the most recent annual executive compensation survey analysis performed by the Company. If the Executive's position is not capable of being matched to a position in the executive compensation survey or if an annual executive compensation survey analysis has not been performed within twelve (12) months of Executive's Termination, the Targeted Bonus shall be a percentage of the Executive's current annual base salary and, in such situation, the applicable percentage shall be determined by the Compensation Consultant (as defined in Section 1(a)), but in no event shall the Targeted Bonus be less than the highest average of Executive's annual bonuses for any consecutive thirty-six (36) month period during the sixty (60) months immediately preceding Termination.

     (ix) "Voting Securities" shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.

     SECTION 3.  RIGHTS AND BENEFITS UPON TERMINATION.  In the event Executive
                 ------------------------------------
is entitled pursuant to Section 2 to receive the rights and benefits described in this Section as a result of the termination or Constructive Termination for Good Reason of Executive's employment within three years following a Change in Control (hereinafter collectively referred to as "Termination"), the Company agrees to provide or cause to be provided to Executive the following rights and benefits:

          (a) Salary and Other Payment at Termination.  Company shall pay to
              ---------------------------------------
     Executive not later than thirty (30) days following Termination a lump-sum payment in cash in the amount of three (3) times Executive's "Applicable Annual Earnings" (as defined below); provided, however, if there are fewer
                                          --------  -------
     than thirty-six (36) full months remaining from the date of Termination to Executive's Normal Retirement Date, the payment Executive shall be entitled to receive pursuant to this Section 3(a) will equal such amount multiplied by a fraction, the numerator of which is the number of months (including any fraction of a month) so remaining to Executive's Normal Retirement Date and the denominator of which is 36.

          For purposes of this Agreement, "Applicable Annual Earnings" shall mean the sum of the Executive's current annual base salary and Targeted Bonus (in each case determined using the highest rate in effect up to and including the effective date of Termination, whether or not paid) for personal services on behalf of the Company, LCR or their subsidiaries for the calendar year in which the Termination occurs (except that if Executive is subject to a Constructive Termination for Good Reason because his salary or Targeted Bonus is reduced, then the current annual base salary and Targeted Bonus used to determine Applicable Annual Earnings shall be the annual base salary in effect or Targeted Bonus, as applicable, immediately prior to such Constructive Termination for Good Reason). Applicable Annual Earnings shall include Executive's current annual base salary and Targeted Bonus whether or not paid on a deferred basis, including, without limitation, amounts contributed by or on behalf of Executive under a Company-sponsored plan, such as (i) a plan described in Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended, or (ii) the Company's Executive Deferral Plan or an "excess benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the preceding provisions of this paragraph, Applicable Annual Earnings does not include any income attributable to stock options, stock appreciation rights, performance awards, dividend credits, and restricted stock granted under, and dividends on shares acquired pursuant to, any stock option plan, restricted stock plan or performance unit plan.

          (b) Prorated Targeted Bonus.  Company shall pay to Executive, not
              -----------------------
     later than thirty (30) days following Termination, a cash lump-sum payment equal to his Targeted Bonus for the year of Termination (except that, if Executive is subject to Constructive Termination for Good Reason because his Targeted Bonus was reduced, then Targeted Bonus for this purpose shall be the Targeted Bonus prior to such Constructive Termination for Good Reason) multiplied by a fraction, the numerator of which is the number of elapsed days in the year of Termination up to and including the date of Termination and the denominator of which is 365.

          (c) Crediting of Additional Pension Benefit.  In accordance with the
              ---------------------------------------
     special supplemental retirement benefit authorized by the Compensation Committee on September 13, 1991, Company shall credit Executive with an additional five (5) years of (i) age (not to exceed age 65) and (ii) service with the Company, under the

     Company's Supplementary Executive Retirement Plan (or its successor) for purposes of determining his accrued benefits thereunder.

          (d) Stock Options.  Notwithstanding any provision of the Stock Option
              -------------
     Plan or Executive's stock option agreement, if any, to the contrary, all stock options owned by Executive shall be freely exercisable following Termination for the remainder of their existing terms without regard to any earlier date that may be specified therein including, without limitation, an earlier expiration date specified with respect to Executive's termination of employment.

          (e) Executive Deferral Plan.  The provisions of this Section 3(e)
              -----------------------
     shall apply notwithstanding any provisions of the Company's Executive Deferral Plan (the "Deferral Plan") or the initial paragraph of Section 3 hereof to the contrary.

          In the event that (i) there is a "Termination or Adverse Amendment" (as defined below) of the Deferral Plan within three years following a Change in Control and (ii) a Termination within the meaning of this Agreement has not occurred with respect to Executive, then, notwithstanding any other provision of this Agreement, the full amount of contributions and earnings accrued or credited to Executive's account balance under the Deferral Plan (as of the date immediately preceding the Termination or Adverse Amendment) shall be immediately distributed to Executive in a cash lump-sum payment and the Company shall pay Executive in a cash lump-sum payment an additional amount equal to the "Income Tax Gross-up" (as defined below).

          In the event that Executive as of his Termination date is not eligible to receive an "Immediate Retirement Benefit" (as defined below), then the full amount of contributions and earnings accrued or credited to Executive's account balance under the Deferral Plan (as of the date immediately preceding his Termination) shall be immediately distributed to Executive in a cash lump-sum payment and the Company shall pay Executive in a cash lump-sum payment an additional amount equal to the Income Tax Gross-up, without regard to whether or not there has been a Termination or Adverse Amendment.

          In the event that (i) there is a Termination or Adverse Amendment of the Deferral Plan following a Change in Control and (ii) Executive as of his Termination date is either eligible to receive an Immediate Retirement Benefit or elects (or has elected) to commence an Immediate Retirement Benefit, then the full amount of contributions and earnings accrued or credited to Executive's account balance under the Deferral Plan (as of the date immediately preceding the Termination or Adverse Amendment) shall be immediately distributed to Executive in a cash lump-sum payment and the Company shall pay Executive in a cash lump-sum payment an additional amount equal to the Income Tax Gross-up.

          For purposes of this Agreement, "Termination or Adverse Amendment" means that the Deferral Plan is either (i) terminated for whatever reason by the Company or (ii) amended by the Company in any way that adversely affects Executive's rights, privileges or benefits thereunder including, without limitation, an amendment that results in a change to the methodology used to determine the interest rate for earnings credited to Executive's account balance, without the Executive's written consent to such amendment, other than an amendment which is required by law.

          For purposes of this Agreement, "Immediate Retirement Benefit" means Executive is eligible (after giving effect to Section 3(c)) to receive an immediate allowance or distribution (whether reduced or unreduced) from a retirement plan maintained by the Company which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

          For purposes of this Agreement, "Income Tax Gross-up" shall mean the amount necessary so that after payment of any federal, state and local income or employment tax by Executive on the distribution of amounts under the Deferral Plan and the Income Tax Gross-up, the net amount retained by Executive shall be the full amount accrued and credited to his account balance under the Deferral Plan at the time immediately preceding distribution. For purposes of determining the amount of the Income Tax Gross-up, Executive shall be deemed (i) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made (for 1994, the highest stated rate is 39.6%); and (ii) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made. Any Income Tax Gross-up required hereunder shall be paid by Company to Executive at the same time that any payment made under the Deferral Plan which is subject to income tax is paid or deemed received by Executive.

          (f) Insurance and Other Benefits.  To the extent that Executive is
              ----------------------------
     eligible thereunder, then for a period of thirty-six (36) months following Termination, Executive (and his dependents, as applicable) shall continue to be covered at Company's expense by the life insurance, medical and dental plans, and accident and disability plans of the Company and its subsidiaries, or any successor to a plan or program in effect at Termination for employees in the same class or category as Executive (hereafter individually and collectively referred to as "Company Welfare Plan"), subject to the terms of the Company Welfare Plan and to Executive's making any required contributions thereto which contributions shall not exceed those charged to employees in the same class or category in which Executive was employed by the Company. In the event that Executive is ineligible to continue to be so covered under the terms of any Company Welfare Plan, or in the event that Executive is eligible but the benefits applicable to Executive (and his dependents, as applicable) are not substantially equivalent to such benefits immediately prior to Termination, then, for a period of thirty-six (36) months following Termination, the Company shall at its expense provide to Executive (and his dependents, as applicable) through other sources such benefits as may be necessary to make the benefits applicable to Executive (and his dependents, as applicable) substantially equivalent to those in effect immediately prior to Termination. Continuation coverage provided hereunder pursuant to any group health plan maintained by the Company or a subsidiary shall be in lieu of, and not in addition to, any continuation coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Any retiree coverage provided to Executive by Company shall be on the same terms and conditions, including bridging of coverage, as that provided to executives in the same class or category in which Executive was employed by Company.

          (g) Financial Counseling.  For a period of one year following
              --------------------
     Termination, Executive shall continue to be covered at Company's expense under the financial counseling program of Company, or any successor program, in effect at Termination for employees in the same class or category as Executive, subject to the terms of such program. In the event the benefits available to Executive under such financial counseling program are not substantially equivalent to the benefits available to Executive at Termination, Company at its expense shall provide to Executive through other sources such benefits as may be necessary to make the benefits available to Executive substantially equivalent to those in effect at Termination.

          (h) Outplacement.  Company shall provide to Executive, at Company's
              ------------
     expense but not to exceed fifteen percent (15%) of Executive's Applicable Annual Earnings, outplacement assistance for Executive from a professional outplacement assistance firm which is reasonably suitable to Executive.

          (i) No Duty to Mitigate.  Executive's entitlement to benefits
              -------------------
     hereunder shall not be governed by any duty to mitigate Executive's damages by seeking further employment nor offset by any compensation which Executive may receive from future employment.

     SECTION 4.  OTHER BENEFIT PLANS.  The specific arrangements referred to in
                 -------------------
this Agreement are not intended (i) to exclude or limit Executive's participation in other benefit plans or programs in which Executive currently participates or may participate including, without limitation, retiree benefits, or benefits which are available to executive personnel generally in the same class or category as Executive (excluding only the Company's Special Termination Plan and the special supplemental retirement benefit authorized by the Compensation Committee on September 13, 1991) or (ii) to preclude or limit other compensation or benefits as may be authorized by the Compensation Committee or the Board from time to time. To the extent not otherwise paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's dependents any other amounts or benefits required to be paid or provided or which the Executive or the Executive's dependents are eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its Affiliates as in effect and applicable generally to executive personnel in the same class or category of Executive.

     SECTION 5.  PAYMENT OBLIGATIONS ABSOLUTE.  The Company's obligation to pay
                 ----------------------------
or provide or cause to be paid or provided to Executive the amounts and benefits, and to make the arrangements, provided in this Agreement shall be absolute and unconditional and shall not be affected by any circumstances (including, without limitation, any setoff, claim, counterclaim, recoupment, defense or other right, which the Company may have against Executive or anyone else). All amounts payable by or on behalf of the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by or on behalf of the Company shall be final and the Company and its subsidiaries shall not, for any reason whatsoever, seek to recover all or any part of such payment from Executive or from whomever shall be entitled thereto. In no event shall an asserted violation of any provision of this Agreement constitute a basis for deferring or withholding any amount payable to, or on behalf of, Executive under this Agreement.

     SECTION 6.  COMBINED GROSS-UP PAYMENT; TAX DEFENSE.
                 --------------------------------------

          (a) Combined Gross-up Payment.  If the Executive becomes entitled to
              -------------------------
     one or more payments (with a "payment" including, without limitation, an increase in pension benefits and the vesting of an option or other non-cash benefit or property) pursuant to the terms of any plan, arrangement or agreement with the Company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive an additional cash amount (the "Combined Gross-up Payment") such that the net amount retained by Executive after reduction for (i) any Excise Tax on the Total Payments and (ii) any federal, state and local income or employment tax and Excise Tax payable with respect to the Combined Gross-up Payment, shall equal the Total Payments. For purposes of determining the amount of the Combined Gross-up Payment, Executive shall be deemed (i) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Combined Gross-up Payment is to be made (for 1994, the highest stated rate is 39.6%); and (ii) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Combined Gross-up Payment is to be made. Any Combined Gross-up Payment required hereunder shall be made to Executive at the same time any Total Payment subject to the Excise Tax is paid or deemed received by Executive.

          (b) Tax Defense.  If in connection with the examination of Executive's
              -----------
     tax return the Internal Revenue Service asserts that any amount payable or benefit provided hereunder is a "parachute payment" as defined in the Code and such amount or benefit was not treated as a parachute payment in determining the Combined Gross-up Payment (as defined in Section 6(a) above), Company at its cost shall assume the defense of any controversy involving such issue and shall indemnify and hold Executive harmless for all liabilities, costs, taxes, interest and penalties attributable to such issue and shall to the extent necessary (without duplication) increase the Combined Gross-up Payment to give effect to any additional amount or benefit determined to be a parachute payment. Executive shall cooperate with Company so that Company will be able to challenge any adverse determination by the Internal Revenue Service through administrative proceedings and, if determined by Company, through litigation.

     SECTION 7.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.  The Company
                 --------------------------------------------
shall have no obligation to provide or cause to be provided to Executive the rights and benefits described in this Agreement if the Company shall terminate Executive's employment for "Cause", which for purposes of this Agreement shall be defined and limited to: (i) the continued and willful refusal by Executive to substantially perform his duties (other than a willful refusal to perform a duty which constitutes Constructive Termination for Good Reason or a refusal resulting from Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board has determined that Executive has not substantially performed his duties, and Executive's performance is not cured to the Board's reasonable satisfaction within thirty
(30) days from such demand; (ii) the engagement by Executive in willful misconduct or dishonesty that is materially injurious to the Company, monetarily or otherwise; or (iii) Executive's final conviction of a felony.
Notwithstanding the foregoing, the Company shall not be deemed to have terminated Executive for Cause without (1) reasonable written notice to Executive setting forth the reasons for the Company's intention to terminate Executive for Cause and (2) an opportunity for Executive, together with his counsel, to be heard before the Board. Notwithstanding any contrary provision of this Agreement, it is specifically agreed that Cause shall not include any act or omission by Executive in the good faith exercise of Executive's business judgment as an officer of the Company or as a member of the Board.

     If Executive is terminated for Cause, Company, in accordance with and subject to the provisions of the immediately preceding paragraph, shall not be required to provide Executive with at least sixty (60) days advance written notice of such termination for Cause. If Executive is terminated for a reason other than for Cause, Company shall be required to provide sixty (60) days advance written notice to Executive unless Executive agrees to a shorter notice period. Regardless of the reason for termination, Executive shall receive, in addition to any other payments provided to Executive hereunder or otherwise, payment for his accrued base salary and a vacation allowance based on years of service through his termination date.

     SECTION 8.  CONFIDENTIALITY; COOPERATION; CONSULTANCY.
                 -----------------------------------------

          (a) Cooperation.  Executive agrees that, at all times following
              -----------
     Termination, Executive will furnish such information and render such assistance and cooperation as may reasonably be requested in connection with any litigation or legal proceedings concerning the Company or any of its subsidiaries (other than any legal proceedings arising out of or concerning Executive's employment or its termination). In connection with such cooperation, the Company will pay or reimburse Executive for reasonable expenses.

          (b) Consultation.  Executive agrees that, for a period of six (6)
              ------------
     months following the date of Termination, Executive will use reasonable efforts to be available to the Company and its subsidiaries for consultation with senior officers of the Company or one of its subsidiaries, as the case may be; provided, however, Executive shall not be required to perform consulting services (i) for more than five (5) days in any month or (ii) for more than thirty (30) hours in any month. It is expressly agreed that Executive's consulting services will be required at such time and such places as will result in the least inconvenience to Executive, taking into consideration Executive's other business and personal commitments during such period which may obligate Executive to honor such other commitments prior to the rendering of consulting services by Executive. It is further agreed that Executive's consulting services shall be rendered by personal consultation at Executive's principal residence or office, wherever maintained, or by correspondence through mail, telephone or facsimile machine or other similar modes of communication at times, including weekends and evenings, most convenient to Executive. The Company and Executive agree that if, during such period, Executive should enter into the full-time employ of another company or firm, Executive shall not be required to consult at times that will conflict with Executive's responsibilities with respect to such employment. No additional consideration shall be provided to Executive for making such consulting services available to Company regardless of whether Company elects to utilize such services; provided, however, Company shall reimburse
                                      --------  -------
     Executive for all reasonable out-of-pocket expenses incurred by Employee in the course of his performance of consulting services hereunder, including, without limitation, supplies, mileage and travel expenses.

          (c) Release of Liability.  Executive hereby represents and covenants
              --------------------
     that prior to the time he is eligible to receive any payments provided for in Section 3 of this Agreement, he will execute and deliver to the Company, on a form reasonably satisfactory to the Company and the Executive, a separate release and waiver, which, without limiting the generality of the foregoing, shall include a release and discharge of the Company and its subsidiaries and affiliates, and its and their directors, officers, employees, owners, agents, successors and assigns from any and all suits, causes of action, demands, claims, charges, complaints, liabilities, costs, losses, damages, injuries, bonds, judgments, attorneys' fees and expenses, in any form whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, arising out of Executive's employment with Company through his Termination, including, without limitation, claims arising under any federal, state or local law for breach of an implied covenant of good faith and fair dealing, breach of contract, defamation, slander, negligent misrepresentation, fraud, intentional or negligent interference with business relations, and employment discrimination, including, but not limited to, claims under the Age Discrimination in Employment Act, the Americans with Disabilities Act and the Texas Commission on Human Rights Act.

     SECTION 9.  TERM OF AGREEMENT.  This Agreement shall terminate at midnight
                 -----------------
on August 31, 1995 (the "Expiration Date"). Notwithstanding the foregoing, in no event shall this

Agreement terminate, within three (3) years after a Change in Control without the written consent of Executive. It is the Company's intention to provide to Executive the benefits set forth herein if the Company is subject to any Change in Control and the other applicable conditions are satisfied. However, the Compensation Committee has determined that the term of this Agreement shall not be automatically renewed, but shall be renewed only with the express approval of the Compensation Committee. For so long as the Agreement is in effect, the Company agrees that at least ninety (90) days prior to the Expiration Date it shall request the Compensation Committee to decide whether the term of the Agreement should be extended. The Company shall notify Executive in writing of the Compensation Committee's determination of whether the Company will extend the term of the Agreement beyond the Expiration Date. If no notice is received by Executive indicating that the term of the Agreement is extended, then subject to the second sentence of this Section 9, the Agreement will terminate on the Expiration Date.

     SECTION 10.    ARBITRATION.
                    -----------

          (a) Arbitrable Matters.  Any dispute under this Agreement arising
              ------------------
     between the parties shall be settled by binding arbitration. In the event of any dispute between Executive and Company hereunder, either party shall be entitled to submit the dispute to arbitration. The arbitration proceeding shall be held in Houston, Texas (unless otherwise mutually agreed by the parties), and shall be conducted in accordance with the Center for Public Resources ("CPR") Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be conducted by a sole arbitrator appointed in accordance with rules established by CPR (the "Arbitrator").

          Any arbitration between Executive and Company pursuant to this Agreement shall be governed by the United States Arbitration Act, 9 U.S.C.
     (S)(S) 1-16 (or its successor). If the United States Arbitration Act is determined by the Arbitrator not to apply to this type of employer/employee agreement based on precedential legal authority, the parties agree to arbitrate any dispute under the Texas General Arbitration Act, V.A.T.S. Art. 238-6 et. seq. (or its successor).

          (b) Submission to Arbitration.  The party submitting any matter
              -------------------------
     arising out of this Agreement to arbitration (the "demanding party") shall do so by delivering written notice thereof (the "arbitration notice") to the other party (the "noticed party"). In addition to indicating the demanding party's intention to commence arbitration proceedings, the arbitration notice shall state the nature, with reasonable detail, of the dispute and the demanding party's claim or claims, the question or questions to be submitted for decision or award by arbitration and the relief or remedy sought. A copy of the arbitration notice shall be concurrently provided to CPR, along with a copy of this Agreement and a request to appoint an Arbitrator. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement.

          (c) Arbitration Procedures.  The Arbitrator shall apply the
              ----------------------
     substantive law (and the law of remedies, if applicable) of the State of Texas as applicable to the claim asserted. The Federal Rules of Evidence shall apply. The Arbitrator shall have no authority to change this Agreement unless otherwise agreed by both parties. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. Any party may be represented by an attorney or other representative selected by the party.

          The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

          At any time after the date of receipt of the arbitration notice, each party can make discovery requests of the other in any form permitted under the Federal Rules of Civil Procedure. The recipient of a discovery request shall have 20 days after the receipt of such request to object to any or all portions of such request, and shall respond to any portions of such request not so objected to within 30 days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. The objecting party shall insure that all objections and responses are received by other parties within the above time periods. Any party seeking to compel discovery following receipt of an objection shall file with the other party and the Arbitrator a motion to compel, including a copy of the initial request and the objection. The Arbitrator shall allow 10 days for responses to the motion to compel before ruling. Claims of privilege and other objections shall be determined as they would in federal court in a case applying Texas law.

          At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert witnesses, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration. Either party may arrange for a court reporter to provide a stenographic record of proceedings. The cost of the court reporter will be paid by the Company.

          (d) Compliance with Decisions.  To the extent permissible under
              -------------------------
     applicable law, the parties agree that the award of the Arbitrator shall be final and binding and shall be subject only to the judicial review permitted by the United States Arbitration Act or other applicable arbitration law pursuant to Section 10(a) hereof. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

       (e) Costs and Expenses.  The Company shall promptly pay or reimburse
           ------------------
     Executive for all costs and expenses, including, without limitation, attorneys' fees and witnesses' fees, incurred by Executive as result of any arbitration (regardless of the outcome thereof) arising out of this Agreement. All expenses of such arbitration, including the reasonable fees and expenses of legal counsel for Executive and the costs and expenses incurred by the Arbitrator, shall be borne by the Company.

     SECTION 11.    NOTICES.  All notices, requests, demands and other
                    -------
communications required or permitted to be given hereunder (hereinafter referred to as "notices") shall be in writing and shall be deemed to have been duly given if delivered by-hand, given by prepaid telecopy, telex or telegram, or mailed via certified or registered U.S. mail, to the party to receive such notice at such party's address set forth below; provided that either party may change its address for notice by giving to the other party written notice of such change.

     If to Company:

          Lyondell Petrochemical Company
          1221 McKinney, Suite 1600
          Houston, TX  77002
          Attn:  Chairman of the Board of Directors


     If to Executive:

          --------------------------------------

          --------------------------------------

          --------------------------------------

Any notice given pursuant to this Agreement shall be deemed received (i) if delivered by-hand, when delivered; (ii) if sent by telecopy, telex or telegram, 24 hours after sending; and (iii) if mailed, when delivered.

     SECTION 12.    MISCELLANEOUS.
                    -------------

          (a) Assignment.  No right, benefit or interest hereunder shall be
              ----------
     subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution; attachment, levy or similar process; provided,
                                                                       --------
     however, that Executive may assign any right, benefit or interest hereunder
     -------
     if such assignment is permitted under the terms of any plan or policy of insurance, or annuity contract governing such right, benefit or interest.

          (b) Construction of Agreement.  Nothing in this Agreement shall be
              -------------------------
     construed to amend any provision of any plan or policy of the Company except as otherwise expressly noted herein. This Agreement is not, and nothing herein shall be deemed to create, a commitment of continued employment of Executive by the Company or any of its subsidiaries. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Whenever the context of this Agreement so requires, the masculine gender includes the feminine gender, and words used in the singular or plural will include the other. The words "herein", "hereunder," and other similar compounds of the word "here" refer to the entire Agreement and not to any particular, section or provision.

          (c) Amendment.  This Agreement may not be amended, modified or
              ---------
     canceled except by written agreement of the parties or their respective successors and legal representatives.

          (d) Waiver.  No provision of this Agreement may be waived except by a
              ------
     writing signed by the party to be bound thereby.

          (e) Severability.  In the event that any provision or portion of this
              ------------
     Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

          (f) Successors.  This Agreement is personal to Executive and without
              ----------
     the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. The Company will require any successor (whether direct or indirect) by purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Failure of the Company to obtain such assumption and agreement, prior to the effective date for any such succession, shall constitute a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled hereunder with respect to Constructive Termination for Good Reason.

          This Agreement shall be binding upon and inure to the benefit of the Company and any successor organization or organizations which shall succeed to substantially all of the business and/or assets of the Company (whether direct or indirect by means of merger, consolidation, acquisition of substantially all the assets of the Company, or otherwise, including by operation of law).

          (g) Taxes.  Any payment or delivery required under this Agreement
              -----
     shall be subject to all requirements of the law with regard to withholding of taxes, filing, making of reports and the like.

          (h) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
              -------------
     ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

          (i) Entire Agreement.  Except as otherwise provided in Section 4 or
              ----------------
     Section 12(b) hereof, this Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.



                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the _____ day of ____________________, 1994.


                              LYONDELL PETROCHEMICAL COMPANY


                              By: ____________________________________________
                                    [Name and Title]


                              EXECUTIVE

                              _________________________________________________
                                    [Signature of Executive]

                                      20